    As filed with the Securities and Exchange Commission on September 11, 1996
                                                   Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                             SERVICE EXPERTS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            62-1639453
   (State or other juris-                                  (I.R.S. Employer
  diction of incorporation                                Identification No.)
      or organization)

                             1134 Murfreesboro Road
                           Nashville, Tennessee 37217
                    (Address of Principal Executive Offices)
                                   (Zip Code)
                           --------------------------

                             SERVICE EXPERTS, INC.
                           1996 INCENTIVE STOCK PLAN
                1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                   Alan R. Sielbeck                                          Copies to:
                 Service Experts, Inc.                                   J. Chase Cole, Esq.
                 1134 Murfreesboro Road                             Waller Lansden Dortch & Davis,
              Nashville, Tennessee  37217                      A Professional Limited Liability Company
        (Name and address of agent for service)                       2100 Nashville City Center
                     (615) 391-4600                                        511 Union Street
        (Telephone number, including area code,                       Nashville, Tennessee 37219
                 of agent for service)


=====================================================================================================================
                                                         Proposed Maximum      Proposed Maximum
   Title of Securities            Amount to be            Offering Price      Aggregate Offering         Amount of
    to be Registered               Registered                Per Share               Price           Registration Fee
=====================================================================================================================
  Common Stock, $.01              40,000 shares               $13.00                $520,000              $179.31
     par value (1)
=====================================================================================================================
  Common Stock, $.01              15,000 shares               $13.00                $195,000              $ 67.24
     par value (2)
=====================================================================================================================
  Common Stock, $.01             845,000 shares               $15.88 (4)         $13,414,375            $4,625.65
     par value (3)
=====================================================================================================================
         Total                   900,000 shares                --                $14,129,375            $4,872.20
=====================================================================================================================

(1) Represents 40,000 shares reserved for issuance at $13.00 per share under the 1996 Incentive Stock Plan.
(2) Represents 15,000 shares reserved for issuance at $13.00 per share under the 1996 Non-Employee Director Stock Option Plan.
(3) Represents 660,000, 85,000 and 100,000 shares reserved for issuance pursuant to future grants of stock options under the 1996 Incentive Stock Plan, the 1996 Non-Employee Director Stock Option Plan and the 1996 Employee Stock Purchase Plan, respectively.
(4) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price on September 10, 1996.

                                EXPLANATORY NOTE

                 The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of
Part I of Form S-3 and may be used by certain selling shareholders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Service Experts, Inc., a Delaware corporation (the "Company"), who may be deemed to be "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), or that hold shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, pursuant to the exercise of options under the Company's 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan and the 1996 Employee Stock Purchase Plan.

Reoffer Prospectus

                                 55,000 SHARES

                             SERVICE EXPERTS, INC.

                                  COMMON STOCK

                 This Reoffer Prospectus (the "Prospectus") is being used in connection with the offering by certain selling shareholders (the "Selling Shareholders") of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Service Experts, Inc., a Delaware corporation (the "Company") who may be deemed to be "affiliates" of the Company (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), or that hold shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, which may be acquired by them and are available to be resold by them pursuant to the Company's 1996 Incentive Stock Plan (the "Incentive Plan"), 1996 Non-Employee Director Stock Option Plan (the "Director Plan") and the 1996 Employee Stock Purchase Plan (the "Purchase Plan").

                 The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                 None of the proceeds from the sale of the shares by any of the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by such Selling Shareholders.


                      _________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      _________________________________

                              September 11, 1996

                               TABLE OF CONTENTS

                                                                                                                     PAGE
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Service Experts, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                             AVAILABLE INFORMATION


                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accounts, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market. Proxy statements, reports and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market located at 1735 K Street, N.W., Washington, D.C. 20006.

                 The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

                 (a) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to
                         Section 12 of the Exchange Act on August 8, 1996; and

                 (b) The Company's Registration Statement on Form S-1, as amended (Registration No. 333-07037).

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Anthony M. Schofield, Service Experts, Inc., 1134 Murfreesboro Road, Nashville, Tennessee 37217 (telephone number 615-391-4600).

                             SERVICE EXPERTS, INC.

                 The Company is one of the leading providers of residential heating, ventilating and air conditioning ("HVAC") services and replacement equipment in the United States. Through its 12 service centers in nine states, the Company installs, services and maintains central air conditioners, furnaces and heat pumps, primarily in existing homes. Contractor Success Group, Inc., a wholly-owned subsidiary of the Company, offers HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. Management estimates that in 1995 over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable services.

                 The executive offices of the Company are located at 1134 Murfreesboro Road, Nashville, Tennessee 37217, and its telephone number is 615-391-4600.

                 The shares of Common Stock offered hereby will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                 Prospective purchasers shall carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-07037) and incorporated by reference into this Reoffer Prospectus, which contains a description of some of the risks of investing in the Common Stock.


                                USE OF PROCEEDS

                 All of the shares of Common Stock are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sale of shares of Common Stock by any of the Selling Shareholders.

                              SELLING SHAREHOLDERS


                 The following table shows (i) the name of each of the Selling Shareholders; (ii) the number of shares of Common Stock owned by each Selling Shareholder as of August 31, 1996; (iii) the number of such shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Shareholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this
Prospectus:

                                          Shares Owned                                  Shares          Percentage
              Potential                       as of                 Shares               Owned              of
         Selling Shareholder            Aug. 31, 1996 (1)          Offered          After Offering       Class (2)
         -------------------           ------------------          -------          --------------       ---------
 Anthony M. Schofield                        42,000                 40,000               2,000               *
 Raymond J. DeRiggi                           5,000                  5,000                 0                 *
 William G. Roth                              5,000                  5,000                 0                 *
 Timothy G. Wallace                           5,000                  5,000                 0                 *

- ---------------
  *   Indicates less than 1% ownership.
(1) Includes shares of Common Stock underlying options granted to such Selling Shareholders under the Incentive Plan and the Director Plan, whether or not exercisable as of or within 60 days of August 31, 1996.
(2)   Computation based upon 8,576,610 shares outstanding on August
      31, 1996.

                 The preceding table reflects all Selling Shareholders who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. There can be no assurance that any of the Selling Shareholders will sell any or all of the Common Stock offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete Selling Shareholders or to change the number of shares of Common Stock offered by any Selling Shareholder.

                              PLAN OF DISTRIBUTION

        The shares of Common Stock being offered by the Selling Shareholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker- dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Company currently does not satisfy the requirements of Form S-3 under the Securities Act. As a result, the number of shares of Common Stock that may be offered or sold pursuant hereto by each Selling Shareholder and any other person with whom such Selling Shareholder is acting in concert for the purposes of selling shares of Common Stock may be limited to an amount, during any three-month period, that does not exceed the amount specified in Rule 144(e) promulgated under the Securities Act.


                                 LEGAL MATTERS

        Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, counsel to the Company.


                                    EXPERTS

        The financial statements appearing in the Company's Registration Statement on Form S-1 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 845,000 SHARES

                             SERVICE EXPERTS, INC.

                                  COMMON STOCK

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus, and are available, without charge, to the participants upon written or oral request to Anthony M. Schofield, Service Experts, Inc., 1134 Murfreesboro Road, Nashville, Tennessee 37217 (telephone number 615-391- 4600).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

        (a) The Company's Prospectus, dated August 16, 1996, pursuant to Rule 424(b) of the Securities Act;

        (b) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on August 8, 1996; and

        (c) The Company's Registration Statement on Form S-1, as amended (Registration No. 333-07037).


        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.          DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                 (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

                         (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify and any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

                         (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                         (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                         (iv) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

                 (c) The Company has obtained insurance for its directors and executive officers in amounts of $3,000,000 per claim and $3,000,000 for aggregate claims.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 A total of 55,000 shares of Common Stock previously issued under either of the Incentive Plan or the Director Plan, including the granting of options to purchase shares of Common Stock, were so issued or granted in reliance upon Section 4(2) of the Securities Act and, in some cases, Rule 701 promulgated under the Securities Act.



        ITEM 8.          EXHIBITS.
  *     4.1              Restated Certificate of Incorporation of the Registrant

  *     4.2              Bylaws of the Registrant

 **     4.3              Specimen of Common Stock certificate

        5                Opinion of Waller Lansden Dortch & Davis, A
                         Professional Limited Liability Company

        21               Subsidiaries of the Registrant

        23.1             Consent of Ernst & Young LLP

        23.2             Consent of Waller Lansden Dortch & Davis, A
                         Professional Limited Liability Company (contained in their opinion filed as Exhibit 5 to this Registration
                         Statement)

        24               Power of Attorney (included on the signature page)

  *     99.1             Registrant's 1996 Incentive Stock Plan

  *     99.2             Registrant's 1996 Non-Employee Director Stock Option
                         Plan

  *     99.3             Registrant's 1996 Employee Stock Purchase Plan

- --------------------
  * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-07037).
  ** Incorporated by reference to the Registrant's Registration Statement on Form 8-A (File No. 000-21173).

ITEM 9.          UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 11, 1996.

                                        SERVICE EXPERTS, INC.


                                        By: /s/ Alan R.Sielbeck
                                           ----------------------------------
                                                Alan R. Sielbeck Chairman and
                                                Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Name                                      Title                                      Date
        ----                                      -----                                      ----
/s/ Alan R. Sielbeck                      Chairman of the Board and                 September 11, 1996
- -------------------------                 Chief Executive Officer
Alan R. Sielbeck                          (principal executive officer)



/s/ James D. Abrams                       President and Chief Operating             September 11, 1996
- -------------------------                 Officer; Director
James D. Abrams

/s/ Anthony M. Schofield                  Chief Financial Officer                   September 11, 1996
- -------------------------                 (principal financial
Anthony M. Schofield                      and accounting officer)



                                          Director                                  September   , 1996
- -------------------------                                                                    ---
Raymond J. DeRiggi


/s/ Norman T. Rolf, Jr.                   Director                                  September 11, 1996
- --------------------------
Norman T. Rolf, Jr.


                                          Director                                  September ___,1996
- -------------------------
William G. Roth


/s/ Timothy G. Wallace                    Director                                  September 11, 1996
- -------------------------
Timothy G. Wallace



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